Exhibit 4(b)

ENTERGY NEW ORLEANS, INC.

to

THE BANK OF NEW YORK

(successor to Harris Trust Company of New York and Bank of Montreal Trust Company)

And

STEPHEN J. GIURLANDO

(successor to Mark F. McLaughlin and Z. George Klodnicki)

As Trustees under the Mortgage and Deed of Trust,

dated as of May 1, 1987 of Entergy New Orleans, Inc.

THIRTEENTH SUPPLEMENTAL INDENTURE

Providing among other things for

Insured Quarterly First Mortgage Bonds,

5.60% Series due September 1, 2024

(Seventeenth Series)

Dated as of August 15, 2004

THIRTEENTH SUPPLEMENTAL INDENTURE, dated as of August 15, 2004, between ENTERGY NEW ORLEANS, INC., a corporation of the State of Louisiana, whose post office address is 1600 Perdido Street, Building 505, New Orleans, Louisiana 70112 (the "Company") and THE BANK OF NEW YORK (successor to Harris Trust Company of New York and Bank of Montreal Trust Company), a New York banking corporation, whose principal corporate trust office is located at 101 Barclay Street, Floor 21 West, New York, New York 10286 and STEPHEN J. GIURLANDO (successor to Mark F. McLaughlin and Z. George Klodnicki), whose address is 63 Euclid Avenue, Massapequa, New York 11758, as trustees under the Mortgage and Deed of Trust, dated as of May 1, 1987, executed and delivered by the Company (herein called the "Original Indenture"; the Original Indenture and any and all indentures and instruments supplemental thereto being herein called the "Indenture");

WHEREAS, the Original Indenture has been duly recorded and filed as required in the State of Louisiana simultaneously with the recording and filing of the First Supplemental Indenture thereto, dated as of May 1, 1987, between the Company and BANK OF MONTREAL TRUST COMPANY (The Bank of New York, successor) and Z. GEORGE KLODNICKI (Stephen J. Giurlando, successor), as trustees (herein called the "First Supplemental Indenture"); and

WHEREAS, the Original Indenture was recorded in various Parishes in the State of Louisiana; and

WHEREAS, the Company executed and delivered to the Trustees (such term and all other defined terms used herein and not defined herein having the respective definitions to which reference is made in Article I below) its Second Supplemental Indenture, dated as of January 1, 1988, its Third Supplemental Indenture, dated as of March 1, 1993, its Fourth Supplemental Indenture, dated as of September 1, 1993, its Fifth Supplemental Indenture, dated as of April 1, 1995, its Sixth Supplemental Indenture, dated as of March 1, 1996, its Seventh Supplemental Indenture, dated as of July 1, 1998 (the "Seventh Supplemental Indenture"), its Eighth Supplemental Indenture, dated as of July 1, 2000, its Ninth Supplemental Indenture, dated as of February 1, 2001, its Tenth Supplemental Indenture, dated as of October 1, 2002, its Eleventh Supplemental Indenture, dated as of July 1, 2003, and its Twelfth Supplemental Indenture dated as of August 1, 2004 (the "Twelfth Supplemental Indenture"), each as a supplement to the Original Indenture, which Supplemental Indentures have been duly recorded in various Parishes in the State of Louisiana, which Parishes are the same Parishes in which this Thirteenth Supplemental Indenture is to be recorded; and

WHEREAS, pursuant to an Agreement and Plan of Merger dated as of March 18, 1999, Harris Trust Company of New York merged into Bank of Montreal Trust Company, Trustee under the Indenture, and effective July 1, 1999, the combined entity changed its name to Harris Trust Company of New York, and, by virtue of Section 9.03 of the Original Indenture, Harris Trust Company of New York became successor Trustee under the Indenture, without execution of any paper or the performance of any further act on the part of any other parties to the Indenture; and

WHEREAS, effective July 15, 2000, Harris Trust Company of New York and Mark F. McLaughlin resigned as Trustee and Co-Trustee, respectively, under the Indenture, and by the Eighth Supplemental Indenture, the Company appointed The Bank of New York and Stephen J. Giurlando as successor Trustee and successor Co-Trustee, respectively, effective July 15, 2000, and The Bank of New York and Stephen J. Giurlando accepted said respective appointments; and

WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Indenture, the following series of bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
10.95% Series due May 1, 1997	$75,000,000	None
13.20% Series due February 1, 1991	1,400,000	None
13.60% Series due February 1, 1993	29,400,000	None
13.90% Series due February 1, 1995	9,200,000	None
7% Series due March 1, 2003	25,000,000	None
8% Series due March 1, 2023	45,000,000	$45,000,000
7.55% Series due September 1, 2023	30,000,000	30,000,000
8.67% Series due April 1, 2005	30,000,000	None
8% Series due March 1, 2006	40,000,000	None
7% Series due July 15, 2008	30,000,000	None
8.125% Series due July 15, 2005	30,000,000	30,000,000
6.65% Series due March 1, 2004	30,000,000	None
6.75% Series due October 15, 2017	25,000,000	25,000,000
3.875% Series due August 1, 2008	30,000,000	30,000,000
5.25% Series due August 1, 2013	70,000,000	70,000,000
5.65% Series due September 1, 2029	40,000,000	40,000,000

; and

WHEREAS, Section 19.04 of the Original Indenture provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted, or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder, or the Company may establish the terms and provisions of any series of bonds by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Indenture shall be situated; and

WHEREAS, the Company desires to create a new series of bonds under the Indenture and to add to its covenants and agreements contained in the Indenture certain other covenants and agreements to be observed by it; and

WHEREAS, all things necessary to make this Thirteenth Supplemental Indenture a valid, binding and legal instrument have been performed, and the issue of said series of bonds, subject to the terms of the Indenture, has been in all respects duly authorized;

NOW, THEREFORE, THIS THIRTEENTH SUPPLEMENTAL INDENTURE WITNESSETH: That ENTERGY NEW ORLEANS, INC., in consideration of the premises and of Ten Dollars ($10) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all provisions of the Indenture (including any modification made as in the Indenture provided) and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over and confirmed and granted a security interest in, and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, hypothecate, affect, pledge, set over and confirm and grant a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto STEPHEN J. GIURLANDO and (to the extent of its legal capacity to hold the same for the purpose hereof) to THE BANK OF NEW YORK, as Trustees under the Indenture, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever (1) all rights, legal and equitable, of the Company (whether in accordance with Paragraph 32 of that certain Resolution No. R-86-112, adopted by the Council of the City of New Orleans on March 20, 1986 and accepted by the Company on March 25, 1986, as superseded by Resolution No. R-91-157, effective October 4, 1991, or pursuant to other regulatory authorization or by operation of law or otherwise), in the event of the purchase and acquisition by the City of New Orleans (or any other governmental authority or instrumentality or designee thereof) of properties and assets of the Company, to recover and receive payment and compensation from the City (or from such other governmental authority or instrumentality or designee thereof or any other person) of an amount equal to the aggregate uncollected balance of (A) the deferrals of Grand Gulf 1 Costs (as defined in the Original Indenture) and the deferred carrying charges accrued thereon that have accumulated prior to the City or such other entity providing official notice to the Company of the City's or such other entity's intent to effect such purchase and acquisition and (B) if and to the extent that the City or such other entity and the Company agree that the City or such other entity is liable for all or a portion of the aggregate uncollected balance of such deferrals accumulating thereafter or a court of final resort so holds, such deferrals that have accumulated subsequent to such notice (said rights of the Company, together with the proceeds and products thereof, being defined in the Original Indenture as the "Municipalization Interest"); and (2) all properties of the Company, real, personal and mixed, of the kind or nature described or mentioned in the Original Indenture; and (3) all properties of the Company specifically described in Article VI hereof and all other properties of the Company, real, personal and mixed, of the kind or nature specifically mentioned in the Original Indenture or of any other kind or nature acquired by the Company on or after the date of the execution and delivery of the Original Indenture (except any herein or in the Original Indenture, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 15.03 of the Original Indenture, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same, the scope and intent of the foregoing or of any general description contained herein or in the Original Indenture, as heretofore supplemented), all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air-conditioning systems, and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, electric, gas and water lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and presently; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Original Indenture, as heretofore supplemented, expressly excepted) all the rights, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property herein or in the Original Indenture, as heretofore supplemented, described.

TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 11.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, rights and franchises and every part and parcel thereof.

IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 15.03 of the Original Indenture, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Original Indenture, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the Lien of the Original Indenture and the Lien hereof as if such property, rights and franchises were now owned by the Company and were specifically described herein and granted and conveyed hereby.

PROVIDED that, except as provided herein and in the Original Indenture with respect to the Municipalization Interest, the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby or by the Original Indenture, as heretofore supplemented, granted or intended to be granted, and the same are hereby expressly excepted from the Lien of the Indenture and the operation of this Thirteenth Supplemental Indenture, viz.: (1) cash, shares of stock, bonds, notes and other obligations and other securities not heretofore or hereafter specifically pledged, paid, deposited, delivered or held hereunder or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles and other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and chooses in action, and all contracts, leases and operating agreements not specifically pledged hereunder or under the Original Indenture or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Indenture; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; and (7) the Company's franchise to be a corporation; provided, however, that the property and rights expressly excepted from the Lien and operation of the Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Indenture by reason of the occurrence of a Default.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto STEPHEN J. GIURLANDO and (to the extent of its legal capacity to hold the same for the purposes hereof) to THE BANK OF NEW YORK, and their successors and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Original Indenture, as heretofore supplemented, this Thirteenth Supplemental Indenture being supplemental thereto.

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Original Indenture, as heretofore supplemented, shall affect and apply to the property hereinbefore and hereinafter described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Original Indenture and had been specifically and at length described in and conveyed to said Trustees by the Original Indenture as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustees and their successor or successors in said trust under the Indenture, as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

  Terms From the Original Indenture and First through Twelfth Supplemental Indentures. Except as set forth in Section 1.02 below, all defined terms used in this Thirteenth Supplemental Indenture and not otherwise defined herein shall have the respective meanings ascribed to them in the Original Indenture or the First through the Twelfth Supplemental Indentures, as the case may be.

  Certain Defined Terms. As used in this Thirteenth Supplemental Indenture, the following defined terms shall have the respective meanings specified unless the context clearly requires otherwise:

  The term "Beneficial Owner" shall have the meaning specified in Section 2.02(e).

  The term "Bonds of the Seventeenth Series" shall have the meaning specified in Section 2.01.

  The term "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

  The term "Financial Guaranty" shall have the meaning specified in Section 2.02(d).

  The term "Fiscal Agent" shall have the meaning specified in Section 5.04(a).

  The term "Insurance Agreement" shall have the meaning specified in Section 2.02(d).

  The term "Insurance Event" shall have the meaning specified in Section 2.02(d).

  The term "Participants" shall have the meaning specified in Section 2.02(e).

  The term "Representative" shall have the meaning specified in Section 2.02(e).

  The term "Surety Bond" shall mean the Surety Bond issued by Financial Guaranty that guarantees the payment of principal of and interest on the Bonds of the Seventeenth Series.

  References are to Thirteenth Supplemental Indenture. Unless the context otherwise requires, all references herein to "Articles", "Sections" and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Thirteenth Supplemental Indenture, and the words "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Thirteenth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision hereof or to the Original Indenture or any other supplemental indenture thereto.

  Number and Gender. Unless the context otherwise requires, defined terms in the singular include the plural, and in the plural include the singular. The use of a word of any gender shall include all genders.

ARTICLE II

THE SEVENTEENTH SERIES

  Bonds of the Seventeenth Series. Pursuant to Section 2.01 of the Original Indenture, there shall be a series of bonds designated 5.60% Series due September 1, 2024 (herein sometimes referred to as the "Seventeenth Series"), each of which shall also bear the descriptive title "Insured Quarterly First Mortgage Bond". The form of Bonds of the Seventeenth Series shall be substantially in the form of Exhibit A hereto. Bonds of the Seventeenth Series (which shall be issued in the aggregate principal amount of $35,000,000) shall mature on September 1, 2024 and shall be issued only as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof). Bonds of the Seventeenth Series shall bear interest at the rate of five and sixty one hundredths percent (5.60%) per annum (except as hereinafter provided), payable quarterly on March 1, June 1, September 1 and December 1 of each year, and at maturity or earlier redemption, the first interest payment to be made on December 1, 2004 for the period from the date of original issuance of the Bonds of the Seventeenth Series to December 1, 2004; the principal and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, payable in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Interest on Bonds of the Seventeenth Series may at the option of the Company be paid by check mailed to the registered owners thereof. Overdue principal and (to the extent permitted by law) overdue interest in respect of Bonds of the Seventeenth Series shall bear interest (before and after judgment) at the rate of six and sixty one hundredths percent (6.60%) per annum. Interest on the Bonds of the Seventeenth Series shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on Bonds of the Seventeenth Series in respect of a portion of a month shall be calculated based on the actual number of days elapsed. In any case where any interest payment date, redemption date or maturity of any Bond of the Seventeenth Series shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect, and in the same amount, as if made on the corresponding interest payment date or redemption date, or at maturity, as the case may be, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amounts so payable for the period from and after such interest payment date, redemption date or maturity, as the case may be, to such Business Day.

  The Company reserves the right to establish at any time, by Resolution of the Board of Directors of the Company, a form of coupon bond, and of appurtenant coupons, for the Seventeenth Series and to provide for exchangeability of such coupon bonds with the bonds of said Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.

  Redemption of Bonds of the Seventeenth Series. (a) Bonds of the Seventeenth Series shall not be redeemable at the option of the Company prior to September 1, 2008. Bonds of the Seventeenth Series shall be redeemable, at the option of the Company, in whole or in part, at any time on or after September 1, 2008, upon notice mailed to each registered owner at his last address appearing on the registry books not less than 30 days nor more than 60 days prior to the date fixed for redemption, at a redemption price equal to 100% of the principal amount of such Bonds of the Seventeenth Series being redeemed plus accrued and unpaid interest thereon to the redemption date; provided, however, that in the event that the taking, sale, transfer or other conveyance described in Section 2.02(c) hereof shall have occurred, during the period commencing on the occurrence of such event and ending on the day following the date that the Bonds of the Seventeenth Series are redeemable pursuant to Section 2.02(c) hereof, the redemption price for the redemption of the Bonds of the Seventeenth Series pursuant to this Section 2.02(a) shall be 101% of the principal amount of the Bonds of the Seventeenth Series being redeemed plus accrued and unpaid interest thereon to the redemption date.

(b) Bonds of the Seventeenth Series shall also be redeemable, at the option of the holders thereof, as provided in Section 3.04 of the First Supplemental Indenture, as heretofore and hereby amended.

(c) Bonds of the Seventeenth Series shall also be redeemable as follows:

Should all or substantially all of the Mortgaged and Pledged Property be taken by the City of New Orleans or any instrumentality or designee thereof by the exercise of the power of eminent domain or taken by the exercise by the City of New Orleans or any instrumentality or designee thereof of the right to purchase or otherwise acquire the same, or should such Mortgaged and Pledged Property be voluntarily sold, transferred or otherwise conveyed to the City of New Orleans or such instrumentality or designee thereof, then, in any such event, the Company shall, upon the consummation of such taking, sale, transfer or other conveyance (in any case whether or not the Lien of the Indenture is released with respect to such Mortgaged and Pledged Property), immediately request the Trustee to take, and upon receipt of such request the Trustee shall take, all requisite action to prepare (in consultation with the Company) and to mail written notice thereof to each registered holder of any Outstanding Bond of the Seventeenth Series, at his last address appearing upon the registry books, such notice (hereinafter referred to in this Section 2.02(c) as the "Trustee's Special Notice"), to state that it is given pursuant to this Section 2.02(c) of this Thirteenth Supplemental Indenture and that the holder of any Bond or Bonds of the Seventeenth Series then Outstanding shall have the right to require the Company to redeem such Bond or Bonds of the Seventeenth Series, in whole or in part, on the terms and subject to the conditions hereinafter in this Section 2.02(c) set forth.

Upon the mailing of the Trustee's Special Notice, the holder of any Bonds of the Seventeenth Series then Outstanding may, within forty-five (45) days from the date of the Trustee's Special Notice, give the Trustee written notice of such holder's intent to have his Bond or Bonds of the Seventeenth Series redeemed by the Company on the sixtieth (60th) day following the date of the Trustee's Special Notice, upon delivery and surrender of such Bond or Bonds of the Seventeenth Series accompanied by such documentation as the Trustee or the Company may require. Unless on or prior to the forty-fifth (45th) day following the date of the Trustee's Special Notice, such holder shall have, by further written notice to the Trustee, withdrawn or revoked such written notice of intent to have his Bond or Bonds of the Seventeenth Series so redeemed, the Company shall, on the sixtieth (60th) day following the date of the Trustee's Special Notice, redeem any such Bond or Bonds of the Seventeenth Series that are properly delivered and surrendered for that purpose at the special redemption price of 101% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.

(d) The Company shall redeem the Bonds of the Seventeenth Series, in whole but not in part, prior to maturity, but in no event earlier than September 1, 2008, upon notice mailed to each registered owner at his last address appearing on the registry books not less than 30 days nor more than 60 days prior to the date fixed for redemption, at a redemption price equal to 100% of the principal amount of such Bonds of the Seventeenth Series, plus accrued and unpaid interest thereon to the redemption date, pursuant to Section 4.02 of the Insurance Agreement dated as of August 24, 2004 ("Insurance Agreement") between the Company and Financial Guaranty Insurance Company, a New York stock insurance company, or any successor thereto ("Financial Guaranty"), if, and only if, (i) the Company shall fail to pay to Financial Guaranty any amount payable under Section 2.01 of the Insurance Agreement and such failure shall have continued for a period in excess of fifteen (15) days after receipt by the Company of written notice from Financial Guaranty thereof and the Trustee has received written notification from Financial Guaranty of such failure or (ii) the Company shall fail to comply with the provisions of Section 4.01 of the Insurance Agreement and such failure shall have continued for a period in excess of thirty (30) days after receipt by the Company of written notice from Financial Guaranty thereof and the Trustee has received written notification from Financial Guaranty of such failure (each of (i) and (ii), individually, an "Insurance Event") and, in each case, Financial Guaranty has not waived the Insurance Event. Subject to the notice to holders provisions provided in this Section 2.02(d), the Company shall redeem Bonds of the Seventeenth Series pursuant to the prior sentence as follows: (x) on September 1, 2008 if the Insurance Event specified in clause (ii) above occurs on or prior to July 3, 2008, or (y) if the Insurance Event specified in clause (i) or (ii) above occurs on or after July 4, 2008, within 60 days of the occurrence of such Insurance Event, but in no event earlier than September 1, 2008.

(e) Unless the Bonds of the Seventeenth Series have been declared due and payable prior to their maturity by reason of a default under the Indenture, or have been previously redeemed or otherwise repaid, the Representative of a deceased Beneficial Owner has the right, on or after March 2, 2005, to request redemption prior to stated maturity of all or part of his interest in the Bonds of the Seventeenth Series, and the Company will be obligated to redeem such Bonds of the Seventeenth Series. However, during the period from March 2, 2005 through and including March 1, 2006 (the "initial period"), and during any twelve-month period that ends on and includes each March 1 thereafter (and during the period March 2, 2024 to and including August 31, 2024) (each of which, a "subsequent period"), the Company shall not be obligated to redeem (i) on behalf of a deceased Beneficial Owner any interest in Bonds of the Seventeenth Series which exceeds $25,000 principal amount or (ii) interests in Bonds of the Seventeenth Series exceeding $350,000 in aggregate principal amount. A request for redemption may be initiated by the Representative of a deceased Beneficial Owner at any time and in any principal amount, provided that the principal amount is in an integral multiple of $1,000.

The Company may, at its option, redeem interests of any deceased Beneficial Owner in the Bonds of the Seventeenth Series in the initial period or any subsequent period in excess of the $25,000 limitation. Any such redemption, to the extent that it exceeds the $25,000 limitation for any deceased Beneficial Owner, shall not be included in the computation of the $350,000 aggregate limitation for the Bonds of the Seventeenth Series for the initial period or the applicable subsequent period, as the case may be, or for any succeeding subsequent period. The Company may, at its option, redeem interests of deceased Beneficial Owners in the Bonds of the Seventeenth Series, in the initial period or any subsequent period in an aggregate principal amount exceeding the $350,000 aggregate limitation. Any such redemption, to the extent it exceeds the $350,000 aggregate limitation, shall not reduce the aggregate limitation for any subsequent period. Upon any determination by the Company to redeem Bonds of the Seventeenth Series in excess of the $25,000 limitation or the $350,000 aggregate limitation, such Bonds of the Seventeenth Series will be redeemed in the order of the receipt of redemption requests by the Trustee.

A request for redemption of an interest in the Bonds of the Seventeenth Series may be initiated by the personal representative or other person authorized to represent the estate of the deceased Beneficial Owner or by a surviving joint tenant(s) or tenant(s) by the entirety or the trustee of a trust (each, a "Representative"). The Representative shall deliver a request to the Participant (hereinafter defined) through whom the deceased Beneficial Owner owned such interest, in form satisfactory to the Participant, together with evidence of the death of the Beneficial Owner, evidence of the authority of the Representative satisfactory to the Participant, such waivers, notices or certificates as may be required under applicable state or federal law and such other evidence of the right to such redemption as the Participant shall require. The request shall specify the principal amount of the interest in the Bonds of the Seventeenth Series to be redeemed. Subject to the rules and arrangements applicable to the depository, the Participant will then deliver to the depository, which in this case initially will be The Depository Trust Company, a request for redemption substantially in the form attached as Exhibit B to this Thirteenth Supplemental Indenture. The Trustee shall maintain records with respect to redemption requests received by it, including the date of receipt, the name of the Participant filing the redemption request and the status of each redemption request with respect to the $25,000 limitation and the $350,000 aggregate limitation. The Trustee will immediately file with the Company each redemption request it receives, together with the information regarding the eligibility of the redemption request with respect to the $25,000 limitation and the $350,000 aggregate limitation. The Company, the depository, and the Trustee:

  may conclusively assume, without independent investigation, that the statements contained in each redemption request are true and correct; and
  shall have no responsibility:

    for reviewing any documents submitted to the Participant by the Representative or for determining whether the applicable decedent is in fact the Beneficial Owner of the interest in the Bonds of the Seventeenth Series to be redeemed or is in fact deceased; and

    for determining whether the Representative is duly authorized to request redemption on behalf of the applicable Beneficial Owner.

Subject to the $25,000 limitation and the $350,000 aggregate limitation, the Company will, after the death of any Beneficial Owner, redeem the interest of such Beneficial Owner in the Bonds of the Seventeenth Series on the next interest payment date occurring not less than 30 days following the Company's receipt of a redemption request from the Trustee. If redemption requests exceed the aggregate principal amount of interests in Bonds of the Seventeenth Series required to be redeemed during the initial period or during any subsequent period, then excess redemption requests will be applied, in the order received by the Trustee, to successive subsequent periods, regardless of the number of subsequent periods required to redeem such interests, unless maturity occurs first. The Company may at any time notify the Trustee that it will redeem, on the next interest payment date occurring not less than 30 days thereafter, all or any lesser amount of Bonds of the Seventeenth Series for which redemption requests have been received but that are not then eligible for redemption by reason of the $25,000 limitation or the $350,000 aggregate limitation. Such Bonds of the Seventeenth Series will be redeemed in the order of receipt of redemption requests by the Trustee.

The Company will pay 100% of the principal amount plus any unpaid interest accrued to (but excluding) the redemption date for the Bonds of the Seventeenth Series it redeems pursuant to a redemption request of a Representative of a deceased Beneficial Owner. Subject to arrangements with the depository, payment for interests in the bonds to be redeemed shall be made to the depository in the aggregate principal amount specified in the redemption requests submitted to the Trustee by the depository that are to be fulfilled in connection with such payment upon presentation of the Bonds of the Seventeenth Series to the Trustee for redemption. The principal amount of any Bonds of the Seventeenth Series acquired or redeemed by the Company other than by redemption at the option of any Representative of a deceased Beneficial Owner under the procedures described in this Section 2.02(e) shall not be included in the computation of either the $25,000 limitation or the $350,000 aggregate limitation for the initial period or for any subsequent period.

For purposes of this Section 2.02(e), a "Beneficial Owner" means the person who has the right to sell, transfer or otherwise dispose of an interest in a Bond of the Seventeenth Series and the right to receive the proceeds therefrom, as well as the interest and principal payable to the holder thereof. In general, a determination of beneficial ownership in the Bonds of the Seventeenth Series will be subject to the rules, regulations and procedures governing the depository and institutions that have accounts with the depository or a nominee thereof ("Participants").

An interest in a Bond of the Seventeenth Series held in tenancy by the entirety, joint tenancy or by tenants in common will be deemed to be held by a single Beneficial Owner and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a Beneficial Owner. The death of a person who, during his lifetime, was entitled to substantially all of the rights of a Beneficial Owner of an interest in the Bonds of the Seventeenth Series will be deemed the death of the Beneficial Owner, regardless of the recordation of such interest on the records of the Participant, if such rights can be established to the satisfaction of the Participant. Such interests shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act, community property or other similar joint ownership arrangements, including individual retirement accounts or Keogh [H.R. 10] plans maintained solely by or for the decedent or by or for the decedent and any spouse, and trust and certain other arrangements where the decedent has the right to receive all or a portion of the income and such person has substantially all of the rights of a Beneficial Owner during such person's lifetime.

In the case of a redemption request which is presented on behalf of a deceased Beneficial Owner and that has not been fulfilled at the time the Company gives notice of its election to redeem the Bonds of the Seventeenth Series, the Bonds of the Seventeenth Series that are the subject of such pending redemption request shall be redeemed prior to any other Bonds of the Seventeenth Series.

Any redemption request may be withdrawn by the person(s) presenting such request upon delivery of a written request for withdrawal given by the Participant on behalf of such person to the depository and by the depository to the Trustee not less than 60 days prior to the interest payment date on which such Bonds of the Seventeenth Series are eligible for redemption.

The Company may, at its option, purchase any Bonds of the Seventeenth Series for which redemption requests have been received in lieu of redeeming such bonds. Any Bonds of the Seventeenth Series so purchased by the Company shall either be reoffered for sale and sold within 180 days after the date of purchase or presented to the Trustee for redemption and cancellation.

During any time in which the Bonds of the Seventeenth Series are not represented by a global security and are issued in definitive form:

  all references in this Section 2.02(e) to Participants and the depository, including the depository's governing rules, regulations and procedures shall be deemed deleted;

  all determinations that the Participants are required to make as described in this Section 2.02(e) shall be made by the Company (including, without limitation, determining whether the applicable decedent is in fact the Beneficial Owner of the interest in the Bonds of the Seventeenth Series to be redeemed or is in fact deceased and whether the Representative is duly authorized to request redemption on behalf of the applicable Beneficial Owner); and

  all redemption requests, to be effective, must

    be delivered by the Representative to the Trustee, with a copy to the Company;

    be in the form of a redemption request substantially in the form attached as Exhibit B (with appropriate changes to reflect the fact that such redemption request is being executed by a Representative); and

    be accompanied by the Bond of the Seventeenth Series that is the subject of the redemption request, in addition to all documents that are otherwise required to accompany a redemption request.

(f) The Company shall notify Financial Guaranty of the redemption of any of the Bonds of the Seventeenth Series.

Section 2.03. Certain Rights of Financial Guaranty. To the extent permitted by law and so long as Financial Guaranty is in compliance with its obligations under its Surety Bond (Policy No. 04010544):

(a) Notwithstanding any other provision of the Indenture, Financial Guaranty shall be entitled to control and direct the enforcement of all rights and remedies with respect to the Bonds of the Seventeenth Series (including but not limited to any right to accelerate the Bonds of the Seventeenth Series), except for the rights described in Section 2.02(e) hereof, upon the occurrence and continuation of an event of default under the Indenture to the same extent as if it were the holder of the Bonds of the Seventeenth Series. In determining whether a payment default has occurred or whether a payment on the Bonds of the Seventeenth Series has been made, no effect shall be given to payments made by Financial Guaranty under the Surety Bond.

(b) No amendment, supplement or change to, or other modification of, the Indenture, requiring the consent of the holders of the Bonds of the Seventeenth Series, shall be effective without the prior written consent of Financial Guaranty. Any rating agency rating the Bonds of the Seventeenth Series shall receive notice of each amendment and a copy thereof at least 15 days in advance of its execution or adoption. Financial Guaranty shall be provided with a full transcript of all proceedings relating to the execution of any such amendment or supplement.

Section 2.04 Additional Provisions Relating to Defaults. So long as any Bonds of the Seventeenth Series remain outstanding, (a) Financial Guaranty shall receive immediate notice of any payment default and notice of any other default known to the Trustee or the Company within 30 days of the Trustee's or the Company's knowledge thereof; (b) Financial Guaranty shall be included as a party in interest and as a party entitled to (i) notify the Company, the Trustee, or any applicable receiver of the occurrence of a default and (ii) request the Trustee or any such receiver to intervene in judicial proceedings that affect the Bonds of the Seventeenth Series or the security therefor; and (c) any acceleration of the Bonds of the Seventeenth Series or any annulment thereof shall be subject to the prior written consent of Financial Guaranty (if it has not failed to comply with its obligations under the Surety Bond). The Trustee or such receiver shall be required to accept notice of default from Financial Guaranty.

Section 2.05 Transfer and Exchange. At the option of the registered owner, any Bonds of the Seventeenth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

Bonds of the Seventeenth Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.

Upon any such exchange or transfer of Bonds of the Seventeenth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 2.05 of the Original Indenture, but the Company hereby waives any right to make a charge in addition thereto for any such exchange or transfer of Bonds of the Seventeenth Series.

Section 2.06. Dating of Bonds and Interest Payments. (a) Each Bond of the Seventeenth Series shall be dated as of the date of authentication and shall bear interest from the last preceding interest payment date to which interest shall have been paid (unless the date of such bond is an interest payment date to which interest is paid, in which case from the date of such bond); provided that each Bond of the Seventeenth Series dated prior to December 1, 2004 shall bear interest from the date of original issuance thereof; and provided, further, that if any Bond of the Seventeenth Series shall be authenticated and delivered upon a transfer of, or in exchange for or in lieu of, any other Bond or Bonds of the Seventeenth Series upon which interest is in default, it shall be dated so that such bond shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which such bond shall have been delivered or from its date of original issuance, if no interest shall have been paid on the Bonds of the Seventeenth Series.

(b) Notwithstanding the foregoing, Bonds of the Seventeenth Series shall be dated so that the person in whose name any Bond of the Seventeenth Series is registered at the close of business on the Business Day immediately preceding an interest payment date shall be entitled to receive the interest payable on the interest payment date notwithstanding the cancellation of such bond upon any transfer or exchange thereof subsequent to such close of business and prior to such interest payment date, except if, and to the extent that, the Company shall default in the payment of interest due on such interest payment date, in which case such defaulted interest shall be paid to the persons in whose names Outstanding Bonds of the Seventeenth Series are registered at the close of business on the Business Day immediately preceding the date of payment of such defaulted interest. Any Bond of the Seventeenth Series issued upon any transfer or exchange subsequent to such close of business and prior to such interest payment date shall bear interest from such interest payment date. In the event there shall be more than one registered owner of Bonds of the Seventeenth Series, then the Company shall not be required to make transfers or exchanges of bonds of said series for a period of fifteen (15) days next preceding any interest payment date of said series.

ARTICLE III

OTHER PROVISIONS FOR RETIREMENT OF BONDS

Section 3.01  Exchange or Redemption upon Merger or Consolidation. The second sentence of subsection (a) of Section 3.04 of the First Supplemental Indenture, as amended and restated by the Seventh Supplemental Indenture, and as subsequently amended, is hereby further amended to insert the following words immediately after the words "the Thirteenth Supplemental Indenture":

", shall (as to the New LP&L Bonds being exchanged for the Bonds of the Seventeenth Series) be subject to redemption at the option of the Company on terms similar to those provided in the Thirteenth Supplemental Indenture,"

Section 3.02 Redemption Price upon Merger or Consolidation. The redemption price for any Bonds of the Seventeenth Series redeemed pursuant to subsection (b) of Section 3.04 of the First Supplemental Indenture, as amended and restated by the Seventh Supplemental Indenture, and as subsequently amended, shall be equal to the principal amount of the Bonds of the Seventeenth Series to be redeemed, plus accrued and unpaid interest thereon to the redemption date.

ARTICLE IV

COVENANTS

  Maintenance of Paying Agency. So long as any bonds of the Seventeenth Series are Outstanding, the Company covenants that the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, where the principal of or interest on any bonds of the Seventeenth Series shall be payable, shall also be an office or agency where any such bonds may be transferred or exchanged and where notices, presentations or demands to or upon the Company in respect of such bonds or in respect of the Indenture may be given or made.

  Further Assurances. From time to time whenever reasonably requested by the Trustee or the holders of a majority in principal amount of bonds of the Seventeenth Series then Outstanding, the Company will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of the Indenture or to secure the rights and remedies of the holders of such bonds.

  Limitation on Restricted Payments. (a) So long as any bonds of the Seventeenth Series are Outstanding, the Company covenants that it will not declare any dividends on its common stock (other than (1) a dividend payable solely in shares of its common stock or (2) a dividend payable in cash in cases where, concurrently with the payment of such dividend, an amount in cash equal to such dividend is received by the Company as a capital contribution or as the proceeds of the issue and sale of shares of its common stock) or make any distribution on outstanding shares of its common stock or purchase or otherwise acquire for value any outstanding shares of its common stock (otherwise than in exchange for or out of the proceeds from the sale of other shares of its common stock) unless after such dividend, distribution, purchase or acquisition, the aggregate amount of such dividends, distributions, purchases and acquisitions paid or made subsequent to July 31, 2004 (other than any dividend declared by the Company on or before July 31, 2004) does not exceed (without giving effect to (1) any such dividends, distributions, purchases or acquisitions or (2) any net transfers from earned surplus to stated capital accounts) the sum of (A) the aggregate amount credited subsequent to July 31, 2004, to earned surplus, (B) $150,000,000 and (C) such additional amounts as shall be authorized or approved, upon application by the Company and, after notice, by the SEC under the Holding Company Act.

For the purpose of this Section 4.03, the aggregate amount credited subsequent to July 31, 2004, to earned surplus shall be determined in accordance with applicable generally accepted accounting principles and practices (or, if in the opinion of the Company's independent public accountants (delivered to the Trustee) there is an absence of any such generally accepted accounting principles and practices as to the determination in question, then in accordance with sound accounting practices) and after making provision for dividends upon any preferred stock of the Company accumulated subsequent to such date, and in addition there shall be deducted from earned surplus all amounts (without duplication) of losses, write-offs, write-downs or amortization of property, whether extraordinary or otherwise, recorded in and applicable to a period or periods subsequent to July 31, 2004.

ARTICLE V

MISCELLANEOUS PROVISIONS

  Acceptance of Trusts. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Original Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:

  The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirteenth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are solely made by the Company. In general, each and every term and condition contained in Article XVI of the Original Indenture shall apply to and form part of this Thirteenth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Thirteenth Supplemental Indenture.

  Effect of Thirteenth Supplemental Indenture under Louisiana Law. It is the intention and it is hereby agreed that so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana, the general language of conveyance contained in this Thirteenth Supplemental Indenture is intended and shall be construed as words of hypothecation and not of conveyance, and that so far as the said Louisiana property is concerned, this Thirteenth Supplemental Indenture shall be considered as an act of mortgage and pledge and granting of a security interest under the laws of the State of Louisiana, and the Trustees herein named are named as mortgagee and pledge and secured parties in trust for the benefit of themselves and of all present and future holders of bonds issued under the Indenture and any coupons thereto issued hereunder, and are irrevocably appointed special agents and representatives of the holders of such bonds and coupons and vested with full power in their behalf to effect and enforce the mortgage and pledge and a security interest hereby constituted for their benefit, or otherwise to act as herein provided for.

  Record Date. The holders of the Bonds of the Seventeenth Series shall be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of the Bonds of the Seventeenth Series entitled to consent, if any such consent is required, to any amendment or supplement to the Indenture or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders of the Bonds of the Seventeenth Series at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders of the Bonds of the Seventeenth Series after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

  Claim Procedures. (a) If, on the day any interest payment for the Bonds of the Seventeenth Series is due there is not on deposit with the Trustee sufficient moneys available to pay all principal of and interest on such Bonds of the Seventeenth Series due on such date, the Trustee shall immediately notify Financial Guaranty and U.S. Bank Trust National Association, New York, New York or its successor as its Fiscal Agent (the "Fiscal Agent") of the amount of such deficiency. If, by said interest payment date, the Company has not provided the amount of such deficiency, the Trustee shall simultaneously make available to Financial Guaranty and to the Fiscal Agent the registration books for the Bonds maintained by the Trustee. In addition:

(i) The Trustee shall provide Financial Guaranty with a list of the holders of the Bonds of the Seventeenth Series entitled to receive principal or interest payments from Financial Guaranty under the terms of the Surety Bond and shall make arrangements for Financial Guaranty and its Fiscal Agent (1) to mail checks or drafts to such holders of the Bonds of the Seventeenth Series entitled to receive full or partial interest payments from Financial Guaranty and (2) to pay principal of the Bonds of the Seventeenth Series surrendered to the Fiscal Agent by the holders of such bonds entitled to receive full or partial principal payments from Financial Guaranty; and

(ii) The Trustee shall, at the time it makes the registration books available to Financial Guaranty pursuant to (i) above, notify holders of the Bonds of the Seventeenth Series entitled to receive the payment of principal of or interest on the Bonds of the Seventeenth Series from Financial Guaranty (1) as to the fact of such entitlement, (2) that Financial Guaranty will remit to them all or part of the interest payments coming due subject to the terms of the Surety Bond, (3) that, except as provided in paragraph (b) below, in the event that any holder of the Bonds of the Seventeenth Series is entitled to receive full payment of principal from Financial Guaranty, such holder must tender his Bond of the Seventeenth Series with the instrument of transfer in the form provided on such bond executed in the name of Financial Guaranty, and (4) that, except as provided in paragraph (b) below, in the event that such holder is entitled to receive partial payment of principal from Financial Guaranty, such holder must tender his Bond of the Seventeenth Series for payment first to the Trustee, which shall note on such bond the portion of principal paid by the Trustee, and then, with an acceptable form of assignment executed in the name of Financial Guaranty, to the Fiscal Agent, which will then pay the unpaid portion of principal to the holder subject to the terms of the Surety Bond.

(b) In the event that the Trustee has notice that any payment of principal of or interest on a Bond of the Seventeenth Series has been recovered from a holder of a Bond of the Seventeenth Series pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee shall, at the time it provides notice to Financial Guaranty, notify all holders of the Bonds of the Seventeenth Series that in the event that any such holder's payment is so recovered, such holder will be entitled to payment from Financial Guaranty to the extent of such recovery, and the Trustee shall furnish to Financial Guaranty its records evidencing the payments of principal of and interest on the Bonds of the Seventeenth Series which have been made by the Trustee and subsequently recovered from such holders, and the dates on which such payments were made.

(c) Financial Guaranty shall, to the extent it makes payment of principal of or interest on the Bonds of the Seventeenth Series, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Surety Bond and, to evidence such subrogation, (A) in the case of subrogation as to claims for past due interest, the Trustee shall note Financial Guaranty's rights as subrogee on the registration books maintained by the Trustee upon receipt from Financial Guaranty of proof of the payment of interest thereon to the holders of such Bonds of the Seventeenth Series and (B) in the case of subrogation as to claims for past due principal, the Trustee shall note Financial Guaranty's rights as subrogee on the registration books for the Bonds of the Seventeenth Series maintained by the Trustee upon receipt of proof of the payment of principal thereof to the holders of such Bonds of the Seventeenth Series. Notwithstanding anything herein or in the Bonds of the Seventeenth Series to the contrary, the Trustee shall make payment of such past due interest and past due principal directly to Financial Guaranty to the extent that Financial Guaranty is a subrogee with respect thereto.

Section 5.05. Certain Notices. The addresses for notices to Financial Guaranty and the Fiscal Agent are:

Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
Attention: Risk Management

U.S. Bank Trust National Association
100 Wall Street, 19th floor
New York, New York 10005
Attention: Corporate Trust Department

Section 5.06 Defeasance. To the extent not otherwise prohibited under the Indenture, only cash, direct non-callable obligations of the United States of America and securities fully and unconditionally guaranteed as to the timely payment of principal and interest by the United States of America, to which direct obligation or guarantee the full faith and credit of the United States of America has been pledged, Refcorp interest strips, CATS, TIGRS, STRPS, or defeased municipal bonds rated AAA by S&P or Aaa by Moody's (or any combination of the foregoing) shall be used to effect defeasance of the Bonds of the Seventeenth Series unless Financial Guaranty otherwise approves. In the event of an advance refunding, the Company shall cause to be delivered a verification report of an independent nationally recognized certified public accountant. If a forward supply contract is employed in connection with the refunding, (i) such verification report shall expressly state that the adequacy of the escrow to accomplish the refunding relies solely on the initial escrowed investments and the maturing principal thereof and interest income thereon and does not assume performance under or compliance with the forward supply contract, and (ii) the applicable escrow agreement shall provide that in the event of any discrepancy or difference between the terms of the forward supply contract and the escrow agreement (or the authorizing document, if no separate escrow agreement is utilized), the terms of the escrow agreement or authorizing document, if applicable, shall be controlling.

Section 5.07 Titles. The titles of the several Articles and Sections of this Thirteenth Supplemental Indenture shall not be deemed to be any part hereof.

Section 5.08 Counterparts. This Thirteenth Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 5.09 Governing Law. The laws of the State of New York shall govern this Thirteenth Supplemental Indenture and the Bonds of the Seventeenth Series, except to the extent that the validity or perfection of the Lien of the Indenture, or remedies thereunder, are governed by the laws of a jurisdiction other than the State of New York.

ARTICLE VI

SPECIFIC DESCRIPTION OF PROPERTY

PARAGRAPH ONE

The Electric Generating Plants, Plant Sites and Stations of the Company, including all electric works, power houses, buildings, pipelines and structures owned by the Company and all land of the Company on which the same are situated and all of the Company's lands, together with the buildings and improvements thereon, and all rights, ways, servitudes, prescriptions, and easements, rights-of-way, permits, privileges, licenses, poles, wires, machinery, implements, switchyards, electric lines, equipment and appurtenances, forming a part of said plants, sites or stations, or any of them, or used or enjoyed, or capable of being used or enjoyed in conjunction with any of said power plants, sites, stations, lands and property.

PARAGRAPH TWO

The Electric Substations, Switching Stations, Microwave installations and UHF-VHF installations of the Company, and the Sites therefor, including all buildings, structures, towers, poles, all equipment, appliances and devices for transforming, converting, switching, transmitting and distributing electric energy, and for communications, and the lands of the Company on which the same are situated, and all of the Company's lands, rights, ways, servitudes, prescriptions, easements, rights-of-way, machinery, equipment, appliances, devices, licenses and appurtenances forming a part of said substations, switching stations, microwave installations or UHF-VHF installations, or any of them, or used or enjoyed or capable of being used or enjoyed in conjunction with any of them.

PARAGRAPH THREE

All and singular the Miscellaneous Lands and Real Estate or Rights and Interests therein of the Company, and buildings and improvements thereon, now owned, or, subject to the provisions of Section 15.03 of the Original Indenture, hereafter acquired during the existence of this trust.

PARAGRAPH FOUR

The Electric Transmission Lines of the Company, including the structures, towers, poles, wires, cables, switch racks, conductors, transformers, insulators, pipes, conduits, electric submarine cables, and all appliances, devices and equipment used or useful in connection with said transmission lines and systems, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, prescriptions, servitudes, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, across, under or upon any public streets or highways or other lands, public or private.

PARAGRAPH FIVE

The Electric Distribution Lines and Systems of the Company, including the structures, towers, poles, wires, insulators and appurtenances, appliances, conductors, conduits, cables, transformers, meters, regulator stations and regulators, accessories, devices and equipment and all of the Company's other property, real, personal or mixed, forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distribution lines and systems, together with all of the Company's rights-of-way, easements, permits, prescriptions, privileges, municipal or other franchises, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, across, under, or upon any public streets or highways or other lands or property, public or private.

PARAGRAPH SIX

The Gas Distributing Systems of the Company, whether now owned or, subject to the provisions of Section 15.03 of the Original Indenture, hereafter acquired, including gas regulator stations, gas main crossings, odorizing equipment, gas metering stations, shops, service buildings, office buildings, expansion tanks, conduits, gas mains and pipes, mechanical storage sheds, boilers, service pipes, fittings, city gates, pipelines, booster stations, reducer stations, valves, valve platforms, connections, meters and all appurtenances, appliances, devices and equipment and all the Company's other property, real, personal or mixed forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distributing systems, or any of them, together with all of the Company's rights-of-way, easements, prescriptions, servitudes, privileges, immunities, permits and franchises, licenses, consents and rights for or relating to the construction, maintenance or operation thereof, in, on, through, across or under any public streets or highways or other lands or property, public or private.

PARAGRAPH SEVEN

All of the franchises, privileges, permits, grants and consents for the construction, operation and maintenance of electric and gas systems in, on and under streets, alleys, highways, roads, public grounds and rights-of-way and all rights incident thereto which were granted by the governing and regulatory bodies of the City of New Orleans, State of Louisiana.

Also all other franchises, privileges, permits, grants and consents owned or hereafter acquired by the Company for the construction, operation and maintenance of electric and gas systems in, on or under the streets, alleys, highways, roads, and public grounds, areas and rights-of-way and/or for the supply and sale of electricity or natural gas and all rights incident thereto, subject, however, to the provisions of Section 15.03 of the Original Indenture.

IN WITNESS WHEREOF, ENTERGY NEW ORLEANS, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and on its behalf, and THE BANK OF NEW YORK has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Vice Presidents, Assistant Vice Presidents, Assistant Treasurers or Assistant Secretaries for and on its behalf, and STEPHEN J. GIURLANDO has hereunto set his hand, all as of the day and year first above written.

ENTERGY NEW ORLEANS, INC.

By:/s/ Steven C. McNeal
Steven C. McNeal
Vice President and Treasurer

Attest:

/s/ Christopher T. Screen
Christopher T. Screen
Assistant Secretary

Executed, sealed and delivered by
ENTERGY NEW ORLEANS, INC.
in the presence of:

/s/ Myrna Romain
Myrna Romain

/s/ Joan Cusimano
Joan Cusimano

THE BANK OF NEW YORK
As Trustee

By: /s/ Robert A. Massimillo
Robert A. Massimillo

Vice President

Attest:

Kisha Holder
Assistant Vice President

/s/ Stephen J. Giurlando
STEPHEN J. GIURLANDO,
As Co-Trustee

Executed, sealed and delivered by
THE BANK OF NEW YORK and
STEPHEN J. GIURLANDO
in the presence of:

/s/ Ada Li
Ada Li

/s/ Robert Hirsch
Robert Hirsch

STATE OF LOUISIANA )
                                         ) SS.:
PARISH OF ORLEANS )

On this 20th day of August, 2004, before me appeared Steven C. McNeal, to me personally known, who, being duly sworn, did say that he is the Vice President and Treasurer of ENTERGY NEW ORLEANS, INC., and that the seal affixed to said instrument is the corporate seal of said corporation and that the foregoing instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Steven C. McNeal acknowledged said instrument to be the free act and deed of said corporation.

On the 20th day of August, 2004, before me personally came Steven C. McNeal, to me known, who, being by me duly sworn, did depose and say that he resides at 8043 Winners Circle, Mandeville, Louisiana 70448; that he is the Vice President and Treasurer of ENTERGY NEW ORLEANS, INC., one of the parties described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

/s/ Jennifer Favalora
Notary Public
Parish of Orleans, State of Louisiana
Commission Expires: upon death

STATE OF NEW YORK
                                                } ss.:
COUNTY OF NEW YORK

On this 23rd day of August, 2004, before me appeared Robert a. massimillo to me personally known, who, being by me duly sworn, did say that he is a Vice President of THE BANK OF NEW YORK, and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Robert A. Massimillo acknowledged said instrument to be the free act and deed of said corporation.

On the 23rd day of August, 2004, before me personally came Robert A. Massimillo, to me known, who, being by me duly sworn, did depose and say that he resides at 87 Brandis Avenue, Staten Island, New York 10312; that he is a Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

/s/ William J. Cassels
Notary Public, State of New York
No. 01CA5027729
Qualified in Bronx County
Commission Expires May 18, 2006

STATE OF NEW YORK
                                                } ss.:
COUNTY OF NEW YORK

On this 23rd day of August, 2004, before me appeared STEPHEN J. GIURLANDO, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

On the 23rd day of August, 2004, before me personally came STEPHEN J. GIURLANDO, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.

/s/ William J. Cassels
Notary Public, State of New York
No. 01CA5027729
Qualified in Bronx County
Commission Expires May 18, 2006

EXHIBIT A

[FORM OF BOND OF THE SEVENTEENTH SERIES]
[(See legend at the end of this bond for
restrictions on transferability and change of form)]

INSURED QUARTERLY FIRST MORTGAGE BOND,
5.60% Series due September 1, 2024

CUSIP No. 29364PAK9
No. R- __	$_________

ENTERGY NEW ORLEANS, INC., a corporation duly organized and existing under the laws of the State of Louisiana (the "Company"), for value received, hereby promises to pay to ____________, or registered assigns, at the office or agency of the Company in The City of New York, New York, the principal sum of $____________ on September 1, 2024, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay in like manner to the registered owner hereof interest thereon from the date of original issuance hereof, if the date of this bond is prior to December 1, 2004, or, if the date of this bond is on or after December 1, 2004, from the March 1, June 1, September 1 or December 1 next preceding the date of this bond to which interest has been paid (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof), at the rate of five and sixty one hundredths percent (5.60%) per annum in like coin or currency on March 1, June 1, September 1 and December 1, commencing December 1, 2004, and at maturity or earlier redemption until the principal of this bond shall have become due and been duly paid or provided for, and to pay interest (before and after judgment) on any overdue principal, premium, if any, and (to the extent permitted by law) on any overdue interest at the rate of six and sixty one hundredths percent (6.60%) per annum. Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on this bond in respect of a portion of a month shall be calculated based on the actual number of days elapsed.

The interest so payable on any interest payment date will, subject to certain exceptions provided in the Mortgage hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business on the Business Day immediately preceding such interest payment date. At the option of the Company, interest may be paid by check mailed on or prior to such interest payment date to the address of the person entitled thereto as such address shall appear on the register of the Company.

This bond shall not become obligatory until The Bank of New York, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

This bond is one of a series of bonds of the Company issuable in series and is one of a duly authorized series of Insured Quarterly First Mortgage Bonds, 5.60% Series due September 1, 2024 (herein called bonds of the Seventeenth Series), all bonds of all series issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, called the Mortgage), dated as of May 1, 1987, duly executed by the Company to Bank of Montreal Trust Company (The Bank of New York, successor) and Z. George Klodnicki (Stephen J. Giurlando, successor), as Trustees. Reference is made to the Mortgage for a description of the mortgaged and pledged property, assets and rights, the nature and extent of the lien and security, the respective rights, limitations of rights, covenants, obligations, duties and immunities thereunder of the Company, the holders of bonds and the Trustees and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definition of certain terms herein used, to all of which, by its acceptance of this bond, the holder of this bond agrees.

The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided. The Mortgage provides that in certain circumstances and upon certain conditions, such a declaration and its consequences or certain past defaults and the consequences thereof may be waived by such affirmative vote of holders of bonds as is specified in the Mortgage.

The Mortgage contains provisions permitting the Company and the Trustee to execute supplemental indentures amending the Mortgage for certain specified purposes without the consent of holders of bonds. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds of the Seventeenth Series and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage.

Any consent or waiver by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond and of any bonds issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this bond or such other bond.

No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this bond in the manner, at the respective times, at the rate and in the currency herein prescribed.

The bonds are issuable as registered bonds without coupons in the denominations of $1,000 and integral multiples thereof. At the office or agency to be maintained by the Company in The City of New York, New York, and in the manner and subject to the provisions of the Mortgage, bonds may be exchanged for a like aggregate principal amount of bonds of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in The City of New York, New York, upon surrender of this bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange hereof as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustees shall be affected by any notice to the contrary.

This bond is redeemable at the option of the Company under certain circumstances in the manner and at such redemption price as is provided in the Mortgage. This bond is also redeemable at the option of the owner and of the representative of any deceased owner of the bond upon the events and in the manner and at such redemption prices as are specified in the Mortgage. This bond is also mandatorily redeemable under certain circumstances in the manner and at such redemption price as is provided in the Mortgage.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

As provided in the Mortgage, this bond shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Entergy New Orleans, Inc. has caused this bond to be signed in its corporate name by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof.

Dated:

ENTERGY NEW ORLEANS, INC.

By:
Title:

Attest:

Name:
Title:

[FORM OF TRUSTEE'S
AUTHENTICATION CERTIFICATE]

TRUSTEE'S AUTHENTICATION CERTIFICATE

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned mortgage.

THE BANK OF NEW YORK,
as Trustee,

By:
Authorized Signatory

[LEGEND

Unless and until this bond is exchanged in whole or in part for certificated bonds registered in the names of the various beneficial holders hereof as then certified to the Trustee by The Depository Trust Company or its successor (the "Depositary"), this bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary, and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

This bond may be exchanged for certificated bonds registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days or (b) the Company elects to issue certificated bonds to beneficial owners (as certified to the Company by the Depositary).]

STATEMENT OF INSURANCE

Financial Guaranty Insurance Company ("Financial Guaranty") has issued a surety bond containing the following provisions with respect to the Bonds, such surety bond being on file at the principal office of Trustee, as paying agent for the Bonds (the "Paying Agent"):

Financial Guaranty hereby unconditionally and irrevocably agrees to pay for disbursement to the Bondholders that portion of the principal of and interest on the Bonds which is then due for payment and which the issuer of the Bonds (the "Issuer") shall have failed to provide. Due for payment means, with respect to principal, the stated maturity date thereof, and does not refer to any earlier date on which the payment of principal or of the Bonds is due by reason of call for redemption, acceleration or other advancement of maturity, and with respect to interest, the stated date for payment of such interest.

Upon receipt of telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from a Bondholder or the Paying Agent to Financial Guaranty that the required payment of principal or interest has not been made by the Issuer to the Paying Agent, Financial Guaranty on the due date of such payment or within one business day after receipt of notice of such nonpayment, whichever is later, will make a deposit of funds, in an account with U.S. Bank Trust National Association, or its successor as its agent (the "Fiscal Agent"), sufficient to make the portion of such payment not paid by the Issuer. Upon presentation to the Fiscal Agent of evidence satisfactory to it of the Bondholder's right to receive such payment and any appropriate instruments of assignment required to vest all of such Bondholder's right to such payment in Financial Guaranty, the Fiscal Agent will disburse such amount to the Bondholder.

As used herein the term "Bondholder" means the person other than the Issuer or the borrower(s) of Bond proceeds who at the time of nonpayment of a Bond is entitled under the terms of such Bond to payment thereof.

The surety bond is non-cancellable for any reason.

FINANCIAL GUARANTY INSURANCE COMPANY

EXHIBIT B

FORM OF REDEMPTION REQUEST
INSURED QUARTERLY FIRST MORTGAGE BONDS,
5.60% Series due September 1, 2024
(the "Bonds")

CUSIP NO. 29364PAK9

The undersigned, ____________________ (the "Participant"), does hereby certify, pursuant to the provisions of that certain Mortgage and Deed of Trust granted by Entergy New Orleans, Inc. (the "Company") to Bank of Montreal Trust Company (The Bank of New York, successor), as corporate trustee, and Z. George Klodnicki (Stephen J. Giurlando, successor), as trustee, dated as of May 1, 1987, as supplemented (the "Mortgage"), to The Depository Trust Company (the "depository"), the Company and the corporate trustee that:

1. [Name of deceased Beneficial Owner] is deceased.

2. [Name of deceased Beneficial Owner] had a $__________ interest in the above referenced Bonds.

3. [Name of Representative] is [Beneficial Owner's personal representative/other person authorized to represent the estate of the Beneficial Owner/surviving joint tenant/surviving tenant by the entirety/trustee of a trust] of [Name of deceased Beneficial Owner] and has delivered to the undersigned a request for redemption in form satisfactory to the undersigned, requesting that $__________ principal amount of said Bonds be redeemed pursuant to said Mortgage. The documents accompanying such request, all of which are in proper form, are in all respects satisfactory to the undersigned and the [Name of Representative] is entitled to have the Bonds to which this Request relates redeemed.

4. The Participant holds the interest in the Bonds with respect to which this Request for Redemption is being made on behalf of [Name of deceased Beneficial Owner].

5. The Participant hereby certifies that it will indemnify and hold harmless the depository, the corporate trustee, and the Company (including their respective officers, directors, agents, attorneys and employees), against all damages, loss, cost, expense (including reasonable attorneys' and accountants' fees), obligations, claims or liability (collectively, the "Damages") incurred by the indemnified party or parties as a result of or in connection with the redemption of Bonds to which this Request relates. The Participant will, at the request of the Company, forward to the Company, a copy of the documents submitted by [Name of Representative] in support of the request for redemption.

IN WITNESS WHEREOF, the undersigned has executed this Redemption Request as of ____________, _____.

[PARTICIPANT NAME]

By:
Name:
Title: